Exhibit 99.1
HORIZON OFFSHORE, INC.
AUDIT COMMITTEE CHARTER
Organization
     The audit committee will be appointed by the Board of Directors and will consist of a minimum of three directors. All audit committee members will be independent under the standards proposed by the Nasdaq Stock Market (“Nasdaq”), and shall also satisfy Nasdaq’s more rigorous independence requirement for members of the audit committee. All audit committee members will have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member will be a financial expert.
Responsibilities
     The primary responsibility of the audit committee will be to assist the board of directors in its oversight of the integrity Horizon’s financial statements, its system of financial reporting, auditing, controls and legal compliance, including compliance with the Foreign Corrupt Practices Act, of the independence and qualifications of the independent auditors, and monitoring the performance of the Company’s independent auditors and internal audit function. In fulfilling this responsibility, the audit committee will have oversight responsibility for Horizon’s financial statements and its financial reporting process, systems of internal accounting and financial controls, internal disclosure controls and the annual independent audit of its financial statements.
     In carrying out their duties, the audit committee will have the authority and responsibility to:
•	Select, retain and terminate, in the audit committee’s sole discretion, the firm of independent auditors to audit Horizon’s financial statements. The audit committee will have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The audit committee will also have the sole responsibility to approve all audit engagement fees and terms and the audit committee must preapprove any non-audit service provided to the Company by the Company’s independent auditor.

•	Meet with the independent auditors and financial management to review the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized.

•	To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information.

•	To discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements.

•	To discuss with management any comment letters issued by the Securities and Exchange Commission relating to the Company’s Form 10-K or other securities law filings and any proposed Company response to those comment letters.

•	Review with financial management and the independent auditors the Company’s financial reporting and accounting standards, principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including other alternatives to, and the rationale for, the decisions made.

•	Review with financial management the Company’s internal system of audit financial controls and the results of any internal audits.

•	On at least an annual basis, obtain from the independent auditors a written report delineating all their relationships with the Company consistent with generally accepted auditing standards, as well as describing their internal quality-control procedures, any material issues raised by their most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues. In addition, the committee will review and discuss with the independent auditors the report, and the nature and scope of any disclosed relationships or professional services, or any other relationships that may adversely affect the independence of the auditor, and any material issues relating to the independent auditor’s internal quality-control.

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interests, or adherence to standards of business conduct required in the policies of the Company. In connection with these reviews, the audit committee will meet, as it deems appropriate, with management, legal counsel and employees.
     The committee will report its recommendations to the board of directors after each committee meeting. The committee will review at least annually the adequacy of this charter and recommend any proposed changes to the board of directors for approval.
Advisors
     The audit committee will have the power to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the audit committee, for payment of compensation to the outside auditor for purpose of rendering or issuing an audit report and to any advisors employed by the audit committee.
Investigations; Complaints
     The audit committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities. In addition, the committee shall establish procedures for the receipt, retention, and treatment of complaints regarding the Company’s accounting, internal accounting controls, and auditing matters in accordance with all applicable legal requirements.
Annual Report
     The audit committee will make an annual report, which will be included in the proxy statement for the annual meeting of stockholders. In the report the audit committee will state whether it performed its annual tasks described above.
Limitations
     The audit committee’s failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any of its powers in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its stockholders.
     The audit committee is not responsible for preparing the Company’s financial statements, planning or conducting the audit of such financial statements, determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, or assuring compliance with applicable laws or the Company’s policies, procedures and controls, all of which are the responsibility of management or the independent auditors. The audit committee’s oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the independent auditors. In connection with the audit committee’s oversight functions, the audit committee may rely on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the independent auditors.
     In carrying out its oversight functions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

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